Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into and effective for all purposes as of the 21st day of March, 2022, by and among CHP PARTNERS, LP, a Delaware limited partnership (“Borrower”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“Agent”), as agent for itself and the other lenders a party from time to time to the Credit Agreement (Agent as a lender and such other lenders herein referred to collectively as the “Lenders” and individually as a “Lender”). Unless otherwise defined herein or unless the context indicates otherwise, any word herein beginning with a capitalized letter shall have the meaning ascribed to such word in that certain Credit Agreement (as amended from time to time, the “Credit Agreement”), dated as of May 15, 2019, by and among Borrower, Agent and the Lenders.

W I T N E S S E T H:

WHEREAS, prior to the date hereof, Borrower, Agent and the Lenders entered into the Credit Agreement whereby the Lenders agreed to make available to Borrower an unsecured term loan and revolving credit facility (the “Credit Facilities”) to finance the general corporate purposes of Borrower; and

WHEREAS, the Credit Facilities are evidenced by the Notes; and

WHEREAS, the parties have now agreed to amend certain terms and conditions under the Credit Agreement to evidence such request.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Agent, Lenders and Borrower hereby agree as follows:

ARTICLE I – AMENDMENTS

Section 1.1 Unencumbered Pool. Notwithstanding anything to the contrary, Section 2.14(a)(v) of the Credit Agreement is modified such that the applicable percentage shall be 25% for TSMM Management, LLC, a South Dakota limited liability company, for the quarters ending December 31, 2021, March 31, 2022 and June 30, 2022. After such periods, the applicable percentage shall revert to 20% in all cases as provided in the Credit Agreement.

Section 1.2 Benchmark Replacement. The following Section 3.08 is hereby added to the Credit Agreement for all purposes.

3.08 Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Replacing USD LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

FIRST AMENDMENT TO CREDIT AGREEMENT	Page 1

(b) Replacing Future Benchmarks. If any Benchmark Transition Event occurs after the date hereof (other than as described above with respect to USD LIBOR), the then-current Benchmark will be replaced with the Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (i) as of 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower or (ii) such other date as may be determined by the Agent, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document, so long as the Agent has not received, by such time (or, in the case of clause (ii) above, such time as may be specified by the Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Borrower), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement (whether in connection with the replacement of USD LIBOR or any future Benchmark), the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent pursuant to this Section including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) settings and (ii) if such tenor becomes available or representative, the Agent may reinstate any previously removed tenor for such Benchmark (including any Benchmark Replacement) settings.

(f) Certain Defined Terms. As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

FIRST AMENDMENT TO CREDIT AGREEMENT	Page 2

“Benchmark” means, initially, USD LIBOR; provided that if a replacement for the Benchmark has occurred pursuant to this Section, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) for purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Agent

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment for an Available Tenor of one-month’s duration (0.11448% (11.448 basis points)); and

(2) for purposes of clause (b) of this Section, the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value, or zero), in each case, that has been selected pursuant to this clause (2) by the Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark (other than USD LIBOR), the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

FIRST AMENDMENT TO CREDIT AGREEMENT	Page 3

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a notification by the Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org. (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time), on the immediately succeeding Business Day.

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

(g) Benchmark Notification. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to USD LIBOR or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.08, will be similar to, or produce the same value or economic equivalence of, USD LIBOR or any other benchmark or have the same volume or liquidity as did USD LIBOR or any other benchmark rate prior to its discontinuance or unavailability.

FIRST AMENDMENT TO CREDIT AGREEMENT	Page 4

Section 1.3 Financial Covenants. Notwithstanding anything to the contrary, Section 6.12(i) of the Credit Agreement is modified such that the applicable percentage shall be 65% for the quarters ending December 31, 2021, March 31, 2022 and June 30, 2022. After such periods, the applicable percentage shall revert to 60% as provided in the Credit Agreement.

Section 1.4 Representations and Warranties in Credit Agreement. Borrower hereby represents and warrants to the Lenders that: (i) as of the date hereof, to Borrower’s knowledge, no uncured Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default has occurred, and (ii) all representations and warranties made by Borrower in the Credit Agreement as of the date thereof are true and correct in all material respects as of the date hereof, as if such representations and warranties were recited herein in their entirety, except for those representations and warranties made as of a specific date.

Section 1.5 Loan Documents. The term “Loan Documents” as defined in the Credit Agreement and as used in the Credit Agreement, the other Loan Documents and herein, shall be, and hereby is, modified to include this Agreement and any and all other documents executed in connection with this Agreement. All references to the term “Loan Documents” contained in the Credit Agreement and the other Loan Documents are hereby modified and amended wherever necessary to reflect such modification of such term.

ARTICLE II -

MISCELLANEOUS

Section 2.1 Conditions Precedent. On or prior to the date hereof and as conditions precedent to the agreements of the Lenders herein set forth, Borrower and each Lender shall deliver to Agent an original fully executed counterpart of this Agreement.

Section 2.2 Acknowledgment by Borrower. Except as otherwise specified herein and by the other Loan Documents, the terms and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect, enforceable in accordance with their terms. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to the Lenders pursuant to the terms of the Notes and Loan Documents as modified hereby; and (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents.

Section 2.3 Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Agent such other and further documents and instruments evidencing, securing or pertaining to the Credit Facilities or the Loan Documents as shall be reasonably requested by Agent so as to evidence or effect the terms and provisions hereof. Upon Agent’s request, Borrower shall cause to be delivered to Agent evidence of the authority of Borrower, and any constituents of Borrower, to execute and deliver this Agreement, and such other matters as reasonably requested by Agent.

Section 2.4 Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties, respective heirs, representatives, successors and assigns.

Section 2.5 Nonwaiver of Events of Default. Neither this Agreement nor any other document executed in connection herewith constitutes or shall be deemed (i) a waiver of, or consent by Agent or any Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (ii) a waiver by Agent or any Lender of Borrower’s obligations under the Loan Documents, or (iii) a waiver by Agent or any Lender of any rights, offsets, claims, or other causes of action that Agent or any Lender may have against Borrower.

Section 2.6 No Defenses. Borrower, by the execution of this Agreement, hereby declares that, to its knowledge, it has no claims, set-offs, counterclaims, defenses (other than the defense of payment or performance) or other causes of action against Agent or any Lender arising out of the Credit Facilities, the Loan Documents or otherwise; and, to the extent that Borrower has knowledge of any such claims, setoffs, counterclaims, defenses (other than the defense of payment or performance) or other causes of action, then such items are hereby waived by Borrower.

FIRST AMENDMENT TO CREDIT AGREEMENT	Page 5

Section 2.7 Counterparts. This Agreement may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

Section 2.8 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF OHIO.

Section 2.9 Entire Agreement. This Agreement and the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. Except as modified by this Agreement, the Credit Agreement remains otherwise unchanged. This Agreement and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

FIRST AMENDMENT TO CREDIT AGREEMENT	Page 6

EXECUTED AND EFFECTIVE as of the date set forth above.

BORROWER:

CHP PARTNERS, LP,
a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, General Partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, Managing Member

		By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte, Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT	Page 7

AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Henry Alonso
Henry Alonso, Senior Vice President

Agent’s Signature Page

to

First Amendment to Credit Agreement

LENDERS:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Henry Alonso
Henry Alonso, Senior Vice President

KeyBank’s Signature Page

to

First Amendment to Credit Agreement

TRUIST BANK, successor by merger to SunTrust Bank

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

Truist Bank’s Signature Page

to

First Amendment to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Jason Broady
Jason Broady, Director

Fifth Third Bank’s Signature Page

to

First Amendment to Credit Agreement

CAPITAL BANK, a division of First Tennessee Bank National Association

By:	/s/ Demetrio Papatriantafyllou
Name: Demetrio Papatriantafyllou
Title: VP – Corporate Lending

Capital Bank’s Signature Page

to

First Amendment to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Danny Moore
Name: Danny Moore
Title: Authorized Signatory

Capital One Bank, National Association’s Signature Page

to

First Amendment to Credit Agreement

CADENCE BANK, N.A.

By:	/s/ Donald G. Preston
Name: Donald G. Preston
Title: Senior Vice President

Cadence Bank’s Signature Page

to

First Amendment to Credit Agreement

COMERICA BANK

By:	/s/ Mark J. Leveille
Mark J. Leveille, Vice President

Comerica Bank’s Signature Page

to

First Amendment to Credit Agreement

FIRST FINANCIAL BANK

By:	/s/ Alyssa J. Whittemore
Name: Alyssa J. Whittemore
Title: Relationship Manager III

First Financial Bank’s Signature Page

to

First Amendment to Credit Agreement

SYNOVUS BANK

By:	/s/ Robert Haley
Name: Robert Haley
Title: Officer

Synovus Bank’s Signature Page

to

First Amendment to Credit Agreement

BANKUNITED, N.A.

By:	/s/ Gisela A. Holley
Name: Gisela A. Holley
Title: Vice President

BankUnited’s Signature Page

to

First Amendment to Credit Agreement

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Alexander Borsoz
Name: Alexander Borsoz
Title: Vice President

City National Bank’s Signature Page

to

First Amendment to Credit Agreement

UNITED COMMUNITY BANK d/b/a SEASIDE BANK AND TRUST

By:	/s/ Larry Campbell
Name: Larry Campbell
Title: Client Advisor

Seaside Bank’s Signature Page

to

First Amendment to Credit Agreement